RUDDICK CORPORATION                                                   EXHIBIT 11
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                             FISCAL YEAR ENDED
                                                                        OCTOBER 1,        OCTOBER 2,
                                                                           1995              1994
                                                                       ------------      ------------

NET INCOME PER SHARE WAS COMPUTED AS FOLLOWS:
PRIMARY:
 1.  Net Income                                                        $39,267,058        $31,810,847
                                                                       ===========        ===========
 2.  Weighted Average Common Shares
     Outstanding                                                        46,194,760         46,325,898
 3.  Incremental Shares Relating to $.56
     Convertible Preference Shares                                              -             391,302
 4.  Incremental Shares Under Stock Options
     Computed Under the Treasury Stock
     Method Using the Average Market Price
     of Issuer's Stock During the Periods                                  341,586            475,922
  5.  Weighted Average Common Shares and                               -----------        -----------
     Common Equivalent Shares Outstanding                               46,536,346         47,193,122
                                                                       ===========        ===========

 6.  Net Income Per Share
      (Item 1 Divided by Item 5)                                       $      0.84        $      0.67
                                                                       ===========        ===========

FULLY DILUTED:
 1.  Unadjusted Net Income                                             $39,267,058        $31,810,847
                                                                       ===========        ===========

 2.  Weighted Average Common Shares
     Outstanding                                                        46,194,760         46,325,898
 3.  Incremental Shares Relating to $.56
     Convertible Preference Shares                                              -             391,302
 4.  Incremental Shares Under Stock Options
     Computed Under the Treasury Stock
     Method Using the Higher of the
     Average or Ending Market Price of
     Issuer's Stock at the End of the
     Periods                                                               494,961            483,010
 5.  Weighted Average Common Shares and                                -----------        -----------
     Common Equivalent Shares Outstanding                               46,689,721         47,200,210
                                                                       ===========        ===========

 6.  Net Income Per Share
      (Item 1 Divided by Item 5)                                       $      0.84        $      0.67
                                                                       ===========        ===========